Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the President of Your Event, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K/A of the Company for the fiscal year ended August 31, 2010 and filed with the U. S. Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 11, 2011
        -------------
                                    /s/ Marilyn Montgomery
                                    -------------------------------------
                                        Marilyn Montgomery
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)

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